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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 21, 1997

                                    DMI, Inc.
                                    ---------
             (Exact name of registrant as specified in it's charter)

        Colorado                    0-19875                    95-3500183
        --------                    -------                    ----------
(State of incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

             1530 Monterey Street San Luis Obispo, California 93401
             ------------------------------------------------------
                     Address of principal executive offices

         Registrant's telephone number, including area code 805-546-0444

               2501 West Fifth Street Santa Ana, California 92703
               --------------------------------------------------
          Former name or former address, if changed since last report

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

In accord with the stock purchase agreement discussed under Item 2 below, and made effective July 21, 1997, Mr. J.P. Makeyev assumed control of DMI, Inc. with the issuance to him of 53,392,405 shares of common stock of the Company.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 1997 , DMI, Inc. executed a business combination agreement with DTI Technology, Inc. (doing business as Dega Technology), a privately held California corporation to purchase all Dega common shares in exchange for 56,800,000 shares of DMI, Inc..

On June 26, 1997, the agreement was amended to exchange 57,000,000 shares of DMI, Inc, for 95.56% of the outstanding shares of DTI Technology, Inc.. The amended agreement became effective July 21, 1997.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

As previously reported on Form 8K, Coopers & Lybrand L.L.P. announced that effective November 1, 1996, their client-auditor relationship with DMI, Inc. had ceased. Effective July 31, 1997, DMI, Inc. engaged Haskell & White L.L.P. of Newport Beach, California as its independent auditors. Their report for DMI, Inc. is included in the Company's Form 10KSB report for the fiscal year ended December 31, 1996.

On August 22, 1997, Haskell & White L.L.P. was engaged as the independent auditor of DTI Technology, Inc., and that audit is presently underway.

ITEM 5. OTHER EVENTS

Mr. J.P. Makeyev was appointed a director of DMI, Inc. on July 10, 1997

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

James A. Lawson resigned as a director of DMI, Inc. effective July 10, 1997. Mr Lawson stated that his resignation was not because of any disagreement with management of the Company relating to the Company's operations, policies. Or practices, but due to personal demands and his desire to pursue certain other opportunities.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Dega Technology Business Combination

In July, 1997, the Company closed a stock purchase agreement with certain shareholders whereby the Company acquired 95.56% of DTI Technology, Inc. (d.b.a. Dega Technology) in exchange for 57,000,000 shares of the Company's common stock. The acquisition will be accounted for using the purchase method of accounting. The results of operations of Dega Technology will be included in the Company's 1997 financial statements from the date of acquisition.

Presented below are unaudited condensed financial statements as of and for the year ended December 31, 1996 to reflect the combined financial position and results of operations on a "proforma" basis as if the combination had occurred as of January 1, 1996.

       UNAUDITED CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 1996

                                DMI,Inc.         Dega         Combined
                                              Technology     (Unaudited)
                                              (Unaudited)
                                --------      -----------    ----------
Current Assets                  $   9,302      $  49,437     $  58,739
Property and equipment, net            --        106,025       106,025
Other non-current assets               --         58,855        58,855
                                ---------      ---------     ---------
                                $   9,302      $ 214,317     $ 223,619
                                =========      =========     =========
Current Liabilities             $ 141,317      $ 150,776       292,093
Non-current liabilities            38,509             --        38,509
Stockholders' equity             (170,524)        63,541      (106,983)
                                ---------                    ---------
                                $   9,302      $ 214,317       223,619
                                =========      =========     =========

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              UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996

                        DMI, Inc.     Dega Technology     Combined
                                         Unaudited       (Unaudited)
                       -----------    ---------------    -----------
Net Sales              $    40,361      $ 1,269,142      $ 1,309,503
Costs and expenses        (227,494)      (1,771,400)      (1,998,894)
Other Income                24,406          483,509          507,915
                       -----------      -----------      -----------
   Net loss            $  (162,727)     $   (18,749)     $  (181,476)
                       ===========      ===========      ===========





ITEM 8. CHANGE IN FISCAL YEAR

None

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMI, Inc.

/s/   Duncan Mac Donald                                 9/8/97
- ---------------------------------------                 ------------------------
Duncan Mac Donald                                       Date
Secretary

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